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                                                                    EXHIBIT 4.28

                                                                  Execution Copy

                              PERFORMANCE GUARANTY

         PERFORMANCE GUARANTY (this "Agreement"), dated as of October 20, 1999,
                                     ---------
made by Steelcase Inc., a Michigan corporation (the "Parent"), in favor of
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Corporate Asset Funding Company, Inc., a Delaware corporation (the "Conduit
                                                                    -------
Transferee"), the financial institutions from time to time party to the "Lease
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Receivables Transfer Agreement" referred to below, as Committed Transferees
(collectively, the "Committed Transferees", and together with the Conduit
                    ---------------------
Transferee, the "Transferees"), and CITICORP NORTH AMERICA, INC., a Delaware
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corporation, as agent (the "Agent") for the Transferees.
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                             PRELIMINARY STATEMENTS

         1. The Parent is the direct owner of all of the issued and outstanding shares of common stock of Steelcase Financial Services Inc., a Michigan corporation (together with its successors and assigns, "SFSI").
                                                        ----

         2. SFSI, as Transferor and Servicer, has entered into a Lease Receivables Transfer Agreement dated as of October 20, 1999 (as amended, supplemented or otherwise modified from time to time, the "Lease Receivables
                                                           -----------------
Transfer Agreement") with the Transferees and the Agent, pursuant to which SFSI
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may receive Advances from the Transferees. The Advances are secured by certain
Lease Receivables, Related Security and other Collateral.

         3. Capitalized terms used herein and not herein defined, are used herein as defined in the Lease Receivables Transfer Agreement.

         4. It is a condition precedent to the effectiveness of the Lease Receivables Transfer Agreement that the Parent shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the premises, and the substantial direct and indirect benefit to the Parent from the arrangements contemplated by the Facility Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby agrees as follows:

         SECTION 1.  Performance Guaranty. The Parent hereby unconditionally and
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irrevocably undertakes and agrees with and for the benefit of the Transferees and the Agent (collectively the "Transferee Parties"), to cause the due and
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punctual performance and observance by SFSI (in its capacity as "Transferor"
under the Lease Receivables Transfer Agreement and in its separate capacity as Servicer) of all of the terms, covenants, conditions, agreements and undertakings on the part of SFSI to be performed or observed under the Lease Receivables Transfer Agreement and the other Facility Documents in accordance with the terms thereof, including, without limitation, the punctual payment when due of all obligations of SFSI now or hereafter existing under the Lease Receivables Transfer Agreement and the other Facility Documents, whether for repurchase obligations, indemnification payments, fees, costs, expenses

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or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the "Obligations") and undertakes and agrees to pay any
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and all expenses (including reasonable counsel fees and expenses) incurred by the Transferee Parties, or any of them, in enforcing any rights under this Agreement. In the event that SFSI (in its capacity as the Transferor or the Servicer) shall fail in any manner whatsoever to perform or observe any of its Obligations when the same shall be required to be performed or observed, then promptly after written demand by the Agent, the Parent shall itself duly and punctually perform or observe, or cause to be duly and punctually performed and observed, such Obligation, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that any Transferee Party shall have first made any request of or demand upon or given any notice to SFSI or have instituted any action or proceeding against SFSI in respect thereof.

         SECTION 2.  Obligations Absolute. The Parent undertakes and agrees that
                     --------------------
the Obligations will be paid and performed strictly in accordance with the terms of the Facility Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Transferee Party with respect thereto. The obligations of the Parent under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against SFSI or whether SFSI is joined in any such action or actions. The liability of the Parent under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

         (a) any lack of validity or enforceability of any Facility Document or any other document relating thereof;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under any Facility Document, or any other amendment or waiver of or any consent to departure from any Facility Document;

         (c) any taking, exchange, release or nonperfection of or failure to transfer title to any asset or collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

         (d) any manner of application of any asset or Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any asset or Collateral for all or any of the Obligations;

         (e) any change, restructuring or termination of the corporate structure or existence of the Parent or SFSI,

         (f) any failure of any Transferee Party to disclose to the Parent any information relating to the financial condition, operations, properties or prospects of SFSI now or in the future known to such Transferee Party (the Parent waiving any duty on the part of such Transferee Party to disclose such information);

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         (g) any impossibility or impracticality of performance, illegality, force majeure, any act of any government, or any other circumstance (excluding, however, the defense of payment or of any statute of limitations) or any existence of or reliance on any representation by an Transferee Party that might constitute a defense available to, or a discharge of, SFSI or a guarantor of the Obligations; or

         (h) any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 2.
                               ---------

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time (x) any payment in connection with any of the Obligations is rescinded or must otherwise be returned by any Transferee Party, or (y) any performance or observance of any Obligation is rescinded or otherwise invalidated, upon the insolvency, bankruptcy or reorganization of SFSI, all as though payment had not been made or as though such Obligation had not been performed or observed.

         SECTION 3.  Waivers and Acknowledgments. (a) The Parent hereby waives
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promptness, diligence, notice of acceptance and (except as contemplated in
Section 1 hereof) any other notice with respect to any of the Obligations and this Agreement and any other document related thereto, and any requirement that any Transferee Party protest, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against SFSI or any other Person or any asset or collateral.

         (b) The Parent hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future.

         SECTION 4.  Subrogation. The Parent shall not exercise or assert any
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rights that it may now have or hereafter acquire against SFSI that arise from the existence, payment, performance or enforcement of the Parent's obligations under this Agreement or any other Facility Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Transferee Party against SFSI or any asset or collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from SFSI, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts in connection with the Obligations and all amounts payable under this Agreement shall have been paid in full and all other amounts payable by SFSI to the Transferee Parties under the Facility Documents shall have been paid in full. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the later of (i) the payment in full of the Obligations and all other amounts payable under this Agreement and all amounts payable by SFSI to the Transferee Parties under the Facility Documents and (ii) the Termination Date, such amount shall be held in trust for the benefit of the Transferee Parties and shall forthwith be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Facility Documents or to be held by

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the Agent as collateral security for any Obligations payable under this
Agreement thereafter arising.

         SECTION 5. Representations and Warranties. The Parent hereby represents
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and warrants as follows:


         (a) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. All of the issued and outstanding shares of common stock of SFSI are owned, directly or indirectly, by the Parent, free and clear of any Lien.

         (b) The execution, delivery and performance by the Parent of this Agreement and the transactions contemplated hereby are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Parent's certificate or articles of incorporation or by-laws, (ii) any law, (iii) any material contractual restriction binding on or affecting the Parent or the Parent's properties or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Parent or the Parent's properties, and do not result in or require the creation of any Lien upon or with respect to any of the Parent's properties except, in the case of clauses (ii) and (iv), where such contravention would not have a Material Adverse Effect. This Agreement has been duly executed and delivered on behalf of the Parent.

         (c) No authorization or approval (including, without limitation, any exchange control agreement) or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Parent of this Agreement.

         (d) This Agreement constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject to the Enforceability Exceptions.

         (e) The consolidated balance sheet of the Parent and its subsidiaries as of February 26, 1999, and the related consolidated statement of income and cash flows of the Parent and its subsidiaries for the fiscal year then ended, in each case certified by BDO Seidman, independent public accountants, copies of which have been furnished to the Agent (whether under this Agreement or otherwise), fairly present the consolidated financial condition of the Parent and its subsidiaries as at such date and the consolidated results of the operations of the Parent and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles as in effect in the United States applied on a consistent basis, and since February 26, 1999, there has been no material adverse change in such condition or operations, except as disclosed in writing prior to the date hereto to the Agent and the Transferees.

         (f) To the knowledge of Parent, there is no pending or threatened action, suit or proceeding affecting the Parent or any of its subsidiaries, or its property or the property of any of its subsidiaries, before any court, governmental agency or arbitrator that materially adversely affects the ability of the Parent to perform its obligations under this

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     Agreement, or that purports to affect the legality, validity or enforceability of this Agreement.

         (g) The obligations of the Parent under this Agreement do rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured and non-subordinated indebtedness for borrowed money of the Parent.

         (j) As of the date hereof, the Parent (i) is not "insolvent" (as such term is defined in ss.101(32)(A) of the Bankruptcy Code), (ii) is generally able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

         (k) The Parent is neither (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute, nor (ii) a "holding company," or a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time, or any successor statute.

         SECTION 6.  Covenants. The Parent covenants and agrees that, until the
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later of (i) the Termination Date, and (ii) the date on which no Advances shall be outstanding under the Lease Receivables Transfer Agreement, the Parent will, unless the Agent shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all
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     applicable laws, rules, regulations and orders with respect to it, its business and properties, except where the failure to so comply would not have a Material Adverse Effect.

         (b) Preservation of Corporate Existence. Preserve and maintain its
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     corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, except to the extent that the failure so to preserve and maintain such existence, rights, franchises and privileges would not have a Material Adverse Effect.

         (c) Reporting Requirements. Furnish to the Agent:
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             (i) promptly after any change in the rating established by S&P or
         Moody's, as applicable, with respect to its long-term debt, a notice of such change, which notice shall specify the new rating, the date on which such change was publicly announced and such other information with respect to such change as Agent may reasonably request;

             (ii) promptly and in no event more than five (5) Business Days after a Responsible Officer of the Parent has actual knowledge thereof, notice of any and all litigation or any other matters or events concerning the Parent which could be reasonably likely to have a Material Adverse Effect; and

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             (iii) such other information, documents, records, or reports respecting the condition or operations, financial or otherwise, of the Parent or any of its subsidiaries as the Agent may from time to time reasonably request.

         (d) Stock Ownership. Continue to own, directly or indirectly, not less
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     than a majority of the issued and outstanding shares of the capital stock of SFSI.

         (e) Merger, Consolidation, Etc. Consolidate with or merge into or with
             --------------------------
     any Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (i) as a result of any merger or consolidation or sale, transfer, lease or other disposition of assets there does not exist an Event of Termination, and (ii) in the case of a merger or consolidation, (A) the Parent is the surviving entity or (B) the surviving entity assumes all Parent's obligations under this Agreement in a manner satisfactory to the Agent.

         SECTION 7.  Payment Free and Clear of Taxes, Etc. (a) Any and all
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payments made by the Parent hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Transferee Party, taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which such Transferee Party is organized or in which it is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Parent shall be required by law to deduct any Taxes from or
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in respect of any sum payable hereunder to any Transferee Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 7) such Transferee Party receives an amount equal to the sum
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it would have received had no such deductions been made, (ii) the Parent shall make such deductions and (iii) the Parent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Parent agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").
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         (c) The Parent shall indemnify each Transferee Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7)
                                                                      ---------
paid by such Transferee Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Transferee Party makes written demand therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes, the Parent shall furnish to the Agent, at its address referred to in Section 11, the
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original or a certified copy of a receipt evidencing payment thereof.

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         (e) Each Transferee Party which is not organized under the laws of the
United States or any State thereof shall, within thirty (30) days after such Transferee Party becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Parent to such Affected Party, deliver to the Parent (i) two duly completed and executed copies of the IRS Form 1001 or 4224 (or any successor form) as applicable; or (ii) an IRS Form W-8 (or any successor form), as applicable; and (iii) such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any form expires or becomes obsolete), in order to permit the Parent to make payments to such Transferee Party hereunder without any deduction or withholding for or on account of any Tax. Each such Transferee Party shall submit to the Parent (copied to the Agent) two updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Parent or the substitution of such form; and (ii) such extensions or renewals thereof as may reasonably be requested by the Parent. Notwithstanding the other provisions of this Section 7, the Parent shall not be obligated to pay any additional amounts resulting from the failure of a Transferee Party to comply with this Section 7(e).
                                                      ------------

         (f) Without prejudice to the survival of any other agreement of the Parent hereunder, the agreements and obligations of the Parent contained in this
Section 7 shall survive any termination of the Lease Receivables Transfer
---------
Agreement.

         SECTION 8.  Consent to Jurisdiction. (a) The Parent hereby irrevocably
                     -----------------------
submits to the jurisdiction of any New York State or federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and the Parent hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such federal court. The Parent hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Nothing in this Section 8 shall affect the right of any Transferee
                             ---------
Party to serve legal process in any manner permitted by law or affect the right of any Transferee Party to bring any action or proceeding against the Parent or its property in the court of other jurisdictions.

         SECTION 9.  Amendments, Etc. No amendment or waiver of any provision of
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this Agreement or consent to any departure by the Parent herefrom shall be effective unless in a writing signed by the Agent (and, in the case of any amendment, also signed by the Parent), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 10. Address for Notices. All notices and other communications
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hereunder shall be in writing (which shall include facsimile communication) and faxed or delivered, if to the Parent, at its address set forth below its name on the signature page hereto, and if to any Transferee Party, at its address set forth in the Lease Receivables Transfer Agreement, or, as to any party, at such other address as shall be designated by such party in a

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written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

         SECTION 11. No Waiver; Remedies. No failure on the part of any
                     -------------------
Transferee Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12. Continuing Agreement; Assignments under Lease Receivables
                     ---------------------------------------------------------
Transfer Agreement. This Agreement is a continuing agreement and shall (i)
------------------
remain in full force and effect until the later of (x) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Agreement and (y) the Termination Date, (ii) be binding upon the Parent, its successors and permitted assigns, and (iii) inure to the benefit of, and be enforceable by, the Transferee Parties and each of their respective successors, transferees and assigns. Without limiting the generality of clause
(iii) of the immediately preceding sentence, (A) any Transferee may assign all or any of its Advances under the Lease Receivables Transfer Agreement to any assignee in accordance with Section 10.04 of such Lease Receivables Transfer Agreement, and (B) the Agent may resign, in accordance with the provisions of
Section 11.06 of the Lease Receivables Transfer Agreement and such replacement Agent shall thereupon become vested with all the benefits in respect thereof granted to such Transferee or such Agent herein or otherwise.

         SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

         SECTION 14. Waiver of Jury Trial. Each of the Parent and the Transferee
                     --------------------
Parties (in accepting this Agreement) irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Facility Documents or the actions of the Agent or any other Transferee Party in the negotiation, administration or enforcement thereof.

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         IN WITNESS WHEREOF, the Parent has cause this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             STEELCASE INC.


                                             By /s/ Robert A. Ballard
                                                --------------------------
                                                Name: Robert A. Ballard
                                                Title: Executive Vice president

                                             901 44th Street
                                             Grand Rapids, MI 49508
                                             Attn: Chief Financial Officer
                                             Telecopy: (616) 247-2374

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